As filed with the Securities and Exchange Commission on July 2, 2002
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                        PINNACLE WEST CAPITAL CORPORATION
             (Exact name of Registrant as specified in its charter)


ARIZONA                                                               86-0512431
(State or other jurisdiction                                    (I.R.S. Employer
incorporation or organization)                               Identification No.)


                             400 NORTH FIFTH STREET
                                 P.O. Box 53999,
                           Phoenix, Arizona 85072-3999
               (Address of Principal Executive Offices) (Zip Code)


                      THE PINNACLE WEST CAPITAL CORPORATION
                          2002 LONG-TERM INCENTIVE PLAN
                            (Full title of the Plan)

                                Matthew P. Feeney
                              SNELL & WILMER L.L.P.
                               One Arizona Center
                             Phoenix, AZ 85004-0001
                     (Name and Address of Agent for Service)
                                 (602) 382-6239
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================
                                                  PROPOSED MAXIMUM         PROPOSED MAXIMUM
TITLE OF SECURITIES TO       AMOUNT TO BE             OFFERING            AGGREGATE OFFERING           AMOUNT OF
    BE REGISTERED            REGISTERED(1)       PRICE PER SHARE(2)             PRICE(2)           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock,
No Par Value                6,000,000 shares            $ 37.65               $ 225,900,000            $ 20,783
===================================================================================================================

(1) Pursuant to Rule 416 of the Securities Act of 1933, there is also being registered such number of additional shares of common stock that may become issuable under the 2002 Long-Term Incentive Plan in the event of certain changes in the outstanding shares, including stock splits, stock dividends, combinations or reclassifications of shares, recapitalizations, or mergers.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, on the basis of the average of the high and low prices for shares of common stock on the New York Stock Exchange on June 26, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents have been filed by Pinnacle West Capital Corporation ("Pinnacle West") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and are incorporated by reference into this Registration Statement:

     1.   Annual Report on Form 10-K for the fiscal year ended December 31,
          2001;

     2.   Quarterly Report on Form 10-Q for the fiscal quarter ended March 31,
          2002;

     3. The Company's Current Reports on Form 8-K filed on January 28, 2002, February 20, 2002, April 22, 2002, May 6, 2002, May 23, 2002, June 6,
          2002, and June 11, 2002; and

     4. The description of Pinnacle West's common stock contained in its registration statement on Form 8-B, File No. 1-8962, as filed on July 25, 1985, except for the reference to transfer agents and registrars for the common stock contained therein and of Pinnacle West's Preferred Share Purchase Rights included in its registration statement on Form 8-A, File No. 1-8962, as filed on March 31, 1989, a Form 8 Amendment thereto as filed on August 29, 1991, and Forms 8A/A thereto as filed on April 19, 1999 and June 28, 2002.

     All documents subsequently filed by Pinnacle West pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. DESCRIPTION OF SECURITIES.

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Arizona Business Corporation Act (the "ABCA") permits extensive indemnification of present and former directors, officers, employees or agents of an Arizona corporation, whether or not authority for such indemnification is contained in the indemnifying corporation's articles of incorporation or bylaws. Specific authority for indemnification of present and former directors and officers to the fullest extent permitted by applicable law is contained in
Article VII of Pinnacle West's bylaws.

     Under the ABCA, in order for a corporation to indemnify a director or officer, a majority of the corporation's disinterested directors, independent legal counsel, or the shareholders must find that the conduct of the individual to be indemnified was in good faith and that the individual reasonably believed that the conduct was in the corporation's best interests (in the case of conduct in an "official capacity" with the corporation) or that the conduct was at least not opposed to the corporation's best interests (in all other cases). In the case of any criminal proceeding, the finding must be to the effect that the individual had no reasonable cause to believe the conduct was unlawful. Indemnification is permitted with respect to expenses, judgments, fines, and amounts paid in settlement by such individuals. Broader indemnification is allowed, with certain limitations for an officer who is not also a director or where the basis on which the officer was made a party to the proceeding is an act or omission solely as an officer, as provided in the articles of incorporation, bylaws, a resolution of the board of directors or a contract.

     Indemnification under the ABCA is permissive, except in the event of a successful defense, in which case a director or officer must be indemnified against reasonable expenses, including attorneys' fees, incurred in connection with the proceeding. In addition, the ABCA requires Arizona corporations to indemnify any "outside director" (a director who is not an officer, employee or holder of five percent or more of any class of the corporation's stock or the stock of any affiliate of the corporation) against liability unless (i) the corporation's articles of incorporation limit such indemnification, (ii) the outside director is adjudged liable in a proceeding by or in the right of the corporation or in any other proceeding charging improper personal benefit to the director, or (iii) a court determines, before payment to the outside director, that the director failed to meet the standards of conduct described in the preceding paragraph. A court may also order that an individual be indemnified if the court finds that the individual is fairly and reasonably entitled to indemnification in light of all of the relevant circumstances, whether or not the individual has met the standards of conduct in this and the preceding paragraph or was adjudged liable as described above.

     Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of Pinnacle West out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. EXHIBITS.

     See Exhibit Index located at Page 6.

Item 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this 2nd day of July, 2002.


                                        PINNACLE WEST CAPITAL CORPORATION


                                        By: William J. Post
                                            ------------------------------------
                                            William J. Post,
                                            Chairman of the Board of Directors
                                            and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature appears below hereby authorizes Chris N. Froggatt, Barbara M. Gomez and Michael V. Palmeri, and each of them, as attorneys-in-fact, to sign in his or her name and behalf, individually and in each capacity designated below, and to file any amendments, including post-effective amendments, to this registration statement.

Signature                     Title                                 Date
---------                     -----                                 ----

William J. Post               Chairman of the Board of Directors    July 2, 2002
--------------------------    and Chief Executive Officer
William J. Post               (Principal Executive Officer)

Michael V. Palmeri            Vice President, Finance               July 2, 2002
--------------------------    (Principal Financial Officer)
Michael V. Palmeri

Chris N. Froggatt             Vice President and Controller         July 2, 2002
--------------------------    (Principal Accounting Officer)
Chris N. Froggatt

Edward N. Basha, Jr.          Director                              July 2, 2002
--------------------------
Edward N. Basha, Jr.

Jack E. Davis                 Director and President                July 2, 2002
--------------------------
Jack E. Davis

Michael L. Gallagher          Director                              July 2, 2002
--------------------------
Michael L. Gallagher

Pamela Grant                  Director                              July 2, 2002
--------------------------
Pamela Grant

Roy A. Herberger, Jr.         Director                              July 2, 2002
--------------------------
Roy A. Herberger, Jr.

Martha O. Hesse               Director                              July 2, 2002
--------------------------
Martha O. Hesse

William S. Jamieson, Jr.      Director                              July 2, 2002
--------------------------
William S. Jamieson, Jr.

Humberto S. Lopez             Director                              July 2, 2002
--------------------------
Humberto S. Lopez

Robert G. Matlock             Director                              July 2, 2002
--------------------------
Robert G. Matlock

Kathryn L. Munro              Director                              July 2, 2002
--------------------------
Kathryn L. Munro

Bruce J. Nordstrom            Director                              July 2, 2002
--------------------------
Bruce J. Nordstrom

William L. Stewart            Director                              July 2, 2002
--------------------------
William L. Stewart

                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------

5.1                  Opinion of Snell & Wilmer L.L.P.

23.1                 Consent of Deloitte & Touche LLP

24.1                 Power of Attorney (contained within Signature Page)

In addition to those Exhibits shown above, the registrant hereby incorporates the following Exhibits pursuant to Rule 411 of Regulation C promulgated under the Securities Act of 1933 by reference to the filings set forth below:

Exhibit No.     Description                   Previously Filed As           File No.     Date Effective
-----------     -----------                   --------------------          --------     --------------
4.1             Articles of                   Exhibit 19.1 to the            1-8962         11-14-88
                Incorporation, restated       Company's September 1988
                as of July 29, 1988           Form 10-Q Report

4.2             Bylaws, amended as of         Exhibit 4.1 to the             1-8962         1-20-00
                December 15, 1999             Company's Registration
                                              Statement on Form S-8 No.
                                              333-95035

4.3             Amended and Restated          Exhibit 4.1 to the             1-8962         4-19-99
                Rights Agreement dated as     Company's March 22, 1999
                of March 26, 1999             Form 8-K Report

4.4             Amendment to Rights           Exhibit 4.1 to the             1-8962         5-15-02
                Agreement effective as of     Company's March 2002 Form
                January 1, 2002               10-Q Report

99.1            The Pinnacle West Capital     Appendix B to the              1-8962         4-08-02
                Corporation 2002              Company's 2002 Notice and
                Long-Term Incentive Plan      Proxy Statement for the
                                              Annual Meeting of
                                              Shareholders held on
                                              May 22, 2002